UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

November 19, 2004
Date of report (Date of earliest event reported)

STONE ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12074	72-1235413
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 E. Kaliste Saloom Road Lafayette, Louisiana	70508
(Address of Principal Executive Officer)	(Zip Code)

Registrant's telephone number, including area code:  (337) 237-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1    Registrant's Business and Operations
Item 1.01   Entry into a Material Definitive Agreement

        On November 18, 2004, the Board of Directors approved the Stone Energy Corporation Deferred Compensation Plan (the "Plan"), effective as of December 1, 2004. Under the Plan, Stone will establish and maintain an account ("Account") for each Participant which will reflect Matching, Employer and Deferral Contributions credited to the Account on behalf of the Participant and earnings, expenses, gains and losses credited to such Account.

        Eligibility and Deferral Contributions

        Employees who are eligible to participate in the Plan are officers and key employees of Stone who are selected by Stone to participate in the Plan ("Participant"). Participants may elect to defer up to 100% of their compensation for a calendar year (or a portion of the calendar year) to the Plan ("Deferral Contributions"). Such election may also include the deferral of bonuses, subject to approval by Stone. Except as required by applicable law, the Deferral Contributions election will be effective to defer compensation relating to all services performed in a calendar year subsequent to the filing of such an election.

        Matching Contributions

        Stone is required to make a matching contribution, if any, to the Accounts of each Participant who had Deferral Contributions made on his behalf during the year ("Matching Contributions"). The amount of such Matching Contribution is determined by the percentage declared for the year, if any, by the Board of Directors or its designee of a Participant's Deferral Contributions during such year.

        Employer Contributions

        Under the Plan, Stone may make employer contributions to the Accounts of Participants, as determined by Stone in its sole discretion from time to time, which contributions may be zero ("Employer Contributions"). In making the Employer Contributions, Stone is not required to treat all Participants in the same manner in determining such contributions.

        Investment of Contributions

        All amounts credited to the Accounts of Participants will be treated as invested and reinvested in eligible investments directed by each Participant among the Investment Funds listed in the Service Agreement.

        Right to Benefits

        Termination of Employment: If a Participant terminates his employment for any reason other than normal retirement or death, such Participant will be entitled to a termination benefit equal to (i) the vested percentages of the value of the Matching and Employer Contributions to his Account, as adjusted for income, expense, gain, or loss and (ii) the value of the Deferral Contributions to his Account as adjusted for income, expense, gain or loss. A Participant will forfeit his Matching Contributions and Employer Contributions upon termination for cause.

        Normal Retirement: Each Participant who attains his retirement age of 65 ("Normal Retirement Age") will have a nonforfeitable interest in his Account in accordance with the vesting schedule. If a Participant retires on or after attainment of Normal Retirement Age, the balance of the Participant's Account will be distributed to him.

        Death: If a Participant dies before the distribution of his Account has commenced or been completed, his Account shall become vested in accordance with the vesting schedule and his designated beneficiary will be entitled to receive the balance of the Account.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, Stone Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONE ENERGY CORPORATION

Date: November 24, 2004	By: /s/ J. Kent Pierret
Andrew L. Gates, III Senior Vice President, General Counsel and Secretary